Exhibit 99.4

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:01 A.M. Eastern Daylight Time on , 2011.
Vote by Internet
• Log on to the Internet and go to
www.investorvote.com/PGN
• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA,
US territories & Canada any time on a touch tone
telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proposals —	THE BOARD OF DIRECTORS OF PROGRESS ENERGY, INC. RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE PLAN OF MERGER CONTAINED IN THE AGREEMENT AND PLAN OF MERGER AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE MERGER PROPOSAL IF NECESSARY	+

		For	Against	Abstain	For	Against	Abstain
1.	To approve the Plan of Merger contained in the Agreement and Plan of Merger, dated as of January 8, 2011, by and among Duke Energy Corporation, Diamond Acquisition Corporation and Progress Energy, Inc., as it may be amended from time to time, and the merger described therein.	☐	☐	☐

2.  To adjourn the Progress Energy, Inc. special meeting of shareholders, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal.

					☐	☐	☐

Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign your name exactly as printed on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please sign with full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy for Special Meeting

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROGRESS ENERGY, INC.

The undersigned hereby appoints William D. Johnson and John R. McArthur, and each or any of them as proxies for the undersigned, each with power to act without the other and with full power of substitution in each of them, and hereby authorizes them to represent and vote as directed or specified herein all the shares of common stock, no par value per share, of Progress Energy, Inc. registered in the name of the undersigned, or which the undersigned has the power to vote, with all powers which the undersigned would possess if present at the special meeting of shareholders of Progress Energy, Inc. to be held on [                    , 2011] at [                    ] Eastern Daylight Time, and at any adjournment or postponement thereof, and to vote in their discretion on such other matters as may properly come before the meeting. If no choice is specified, this proxy will be voted “FOR” the proposals and in the discretion of the named proxies on all other matters.

If you are a participant in the Progress Energy 401(k) Savings & Stock Ownership Plan, shares allocated to your plan account will be voted by the trustee only if you execute and return your proxy, or vote by telephone or via the Internet. Plan participants must provide voting instructions on or before 11:59 p.m. Eastern Daylight Time, on                     .

If you are a participant in the Savings Plan for Employees of Florida Progress Corporation (the “FPC Savings Plan”), shares allocated to your plan account will be voted by the trustee when you execute and return your proxy, or vote by telephone or via the Internet. Plan participants must provide voting instructions on or before 11:59 p.m. Eastern Daylight Time, on                     . If no direction is given, your shares will be voted in proportion with how the shares held in the FPC Savings Plan (for which the trustee has received voting instructions from other plan participants) are voted and in the best interest of the FPC Savings Plan.

WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS DIRECTED OR SPECIFIED AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side)